UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  Form 8-K/A-2


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 26, 2004


                        Commission File Number 000-28638


                                EMPS CORPORATION
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                 NEVADA                                         87-0617371
  --------------------------------                        ----------------------
  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                         Identification Number)



               2319 Foothill Blvd. Suite 250, Salt Lake City, Utah
               ---------------------------------------------------
                    (Address of principal executive offices)

                                      84109
                                    ---------
                                   (Zip Code)

                                 (801) 746-3700
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

         This Form 8-K/A-2 amends the Amended Current Report on Form 8-K/A (the "Amended Report") of EMPS Corporation (the "Company"), filed on August 9, 2004. The purpose of this Amendment is to provide certain non-material technical, formatting and typographical changes to the pro forma financial information of the Company, and the Reports of the Independent Registered Public Accounting Firm and Financial Statements of TatArka LLP and Kazmorgeophysica CJSC.

Item 7. Financial Statements and Exhibits.

         (a)      EMPS Corporation - Unaudited Pro Forma Financial Information

         (b) TatArka LLP - Report of Independent Registered Public Accounting Firm and Financial Statements

         (c) Kazmorgeophysica CJSC - Report of Independent Registered Public Accounting Firm and Financial Statements

         (d)      Exhibits:
                  None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A-2 to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EMPS CORPORATION



Date: August 10, 2004               By: Mirgali Kunayev
                                        ----------------------------------------
                                        Mirgali Kunayev, Chief Executive Officer

                                EMPS CORPORATION

                                TABLE OF CONTENTS

                                                                            Page
Pro Forma Financial Information
  Introductory Paragraphs to Unaudited Pro Forma Financial Information........4
  Unaudited Pro Forma Condensed Consolidated Balance Sheet
         March 31, 2004.......................................................5
  Unaudited Pro Forma Condensed Consolidated Statement of Operations
         for the three months ended March 31, 2004............................6
  Unaudited Pro Forma Condensed Consolidated Statement of Operations
         for the year ended December 31, 2003.................................6
  Notes to Unaudited Pro Forma Financial Information..........................7

Tatarka, LLP Financial Statements
  Report of Independent Registered Public Accounting Firm.....................8
  Financial Statements:
         Balance Sheets - March 31, 2004 (Unaudited) and
                  December 31, 2003 and 2002..................................9
         Statements of Operations and Changes in Members' Capital for the
                  years ended December 31, 2003 and 2002.....................10
         Statements of Operations for the three months ended
                  March 31, 2004 and 2003 (Unaudited)........................11
         Statements of Cash Flows for the years ended
                  December 31, 2003 and 2002.................................12
         Statements of Cash Flows for the three months ended
                  March 31, 2004 and 2003 (Unaudited)........................13
         Notes to Financial Statements.......................................14

Kazmorgeophysica, CJSC Financial Statements
  Report of Independent Registered Public Accounting Firm....................19
  Financial Statements:
         Balance Sheets - March 31, 2004 (Unaudited),
                  December 31, 2003 and 2002.................................20
         Statements of Operations for the years ended
                  December 31, 2003 and 2002.................................21
         Statements of Operations for the three months ended
                  March 31, 2004 and 2003 (Unaudited)........................22
         Statements of Stockholders' Equity
                  December 31, 2002 and 2003,
                  March 31, 2004 (Unaudited).................................23
         Statements of Cash Flows for the years ended
                  December 31, 2003 and 2002.................................24
         Statements of Cash Flows for the three months ended
                  March 31, 2004 and 2003 (Unaudited)........................25
         Notes to Financial Statements.......................................26

                                EMPS Corporation

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

On May 26, 2004, EMPS Corporation ("EMPS") closed its acquisition of all of the membership interests of TatArka LLP and 50% of the outstanding common stock of Kazmorgeophysica, CJSC in exchange for total consideration of $3,276,000 which consisted of EMPS issuing 1,200,000 shares of common stock. The consideration given and the purchase price were recorded at the estimated fair value of the stock issued, or $3,276,000. The remaining 50% of the outstanding common stock of Kazmorgeophysica, CJSC not purchased by EMPS was held by the Chairman and CEO of EMPS before and after the acquisition.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 has been prepared to present the effects of the acquisition of TatArka LLP, and acquisition of 50% of Kazmorgeophysica CJSC as though the acquisition had occurred and the common stock had been issued on March 31, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 has been prepared to present the effects of the acquisitions as though the acquisitions had occurred on January 1, 2003. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2004 has been prepared to present the effects of the acquisitions as though the acquisitions had occurred on January 1, 2004. The unaudited pro forma financial information is illustrative of the effects of the acquisitions and does not necessarily reflect the financial position or results of operations that would have resulted had the acquisitions actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2004, or any other period.

                                                        EMPS Corporation
                                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         MARCH 31, 2004
                                                   (U.S. DOLLARS IN THOUSANDS)



                                                          EMPS                                        Pro Forma         Pro Forma
                                                       Corporation          Tatarka LLP              Adjustments         Results
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
Cash                                                  $        96         $        23                               $       119
Trade and other accounts receivable                           915                 440                                     1,355
Advances to related parties, net                               51                  80                                       131
Other current assets                                          401                  65                                       466
--------------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                        1,463                 608                                     2,071
--------------------------------------------------------------------------------------------------------------------------------
Long-term assets                                            9,340                 191     (A)      $        (7)           9,524
Investments                                                   119                   -     (B)            2,806            2,925
Goodwill                                                        -                   -     (A)              491              491
Notes receivable from related parties                         700                   -                                       700
--------------------------------------------------------------------------------------------------------------------------------
Total Assets                                          $    11,622         $       799                               $    15,711
================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses                 $     3,377         $       731                               $     4,108
Notes payable - related parties                               842                   6                                       848
Current portion of long-term debt                           5,208                   -                                     5,208
--------------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                   9,427                 737                                    10,164
--------------------------------------------------------------------------------------------------------------------------------
Minority Interest                                           2,015                   -                                     2,015
--------------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity
Common stock, $0.001 par value, 150,000,000
  shares authorized, 30,000,000 and 31,200,000
  shares issued and outstanding                                30                   -     (B)                1               31
Members' equity                                                 -                  62     (A)              (62)               -
Additional paid-in capital                                  1,456                   -     (B)            2,805            4,807
                                                                                          (A)              546
Accumulated other comprehensive loss                            3                   -                                         3
Accumulated deficit                                        (1,309)                  -                                    (1,309)
--------------------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                    180                  62                                     3,532
--------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity            $    11,622         $       799                               $    15,711
================================================================================================================================



                     See the accompanying notes to unaudited pro forma financial information.

                                                           5

                                                        EMPS Corporation

                               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                            FOR THE THREE MONTHS ENDED MARCH 31, 2004


                                                                EMPS                                  Pro Forma         Pro Forma
                                                            Corporation         Tatarka LLP          Adjustments         Results
----------------------------------------------------------------------------------------------------------------------------------
Revenue                                                      $     1,026      $        33                             $     1,059
Operating expense                                                  1,846              127                                   1,973
----------------------------------------------------------------------------------------------------------------------------------
Loss from operations                                                (820)             (94)                                   (914)
Income (loss) from equity method investee                             (5)               -     (C)  $        37                 32
Other income (expense)                                              (223)              14                                    (209)
----------------------------------------------------------------------------------------------------------------------------------
Net loss before  minority interest                                (1,048)             (80)                                 (1,091)
Minority interest in loss of consolidated subsidiary                  22                -                                      22
----------------------------------------------------------------------------------------------------------------------------------
Net Loss                                                     $    (1,026)     $       (80)                            $    (1,069)
==================================================================================================================================
Loss Per Common Share                                        $     (0.03)                                             $     (0.03)
==================================================================================================================================
Weighted Average Common Shares Outstanding                    30,000,000                                               31,200,000
==================================================================================================================================

                               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 2003


                                                                EMPS                                Pro Forma        Pro Forma
                                                            Corporation      Tatarka LLP           Adjustments        Results
--------------------------------------------------------------------------------------------------------------------------------
Revenue                                                      $    10,534      $     5,275                             $    15,809
Operating expense                                                  8,347            5,091                                  13,424
--------------------------------------------------------------------------------------------------------------------------------
Income from operations                                             2,187              184                                   2,385
Income from equity method investee                                    28                -     (C)   $         7                35
Net other expense                                                   (895)              (7)                                   (895)
--------------------------------------------------------------------------------------------------------------------------------
Net income before income tax and
minority interest                                                  1,320              177                                   1,525
Provision for income tax                                          (1,599)             (67)                                 (1,666)
Minority interest in loss of consolidated subsidiary                 143                -                                     143
--------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                            $      (136)     $       110                             $         2
===================================================================================================================================

Net Income (Loss) Per Common Share                           $     (0.00)     $         -                             $      0.00
===================================================================================================================================

Weighted Average Common Shares Outstanding                    30,000,000                                               31,200,000
===================================================================================================================================


                            See the accompanying notes to unaudited pro forma financial information.

                                                               6

                                EMPS Corporation
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

A To record the consideration issued in the acquisition of TatArka LLP and the allocation of the purchase price to the assets acquired and liabilities assumed. In accordance with FAS No. 141 Business Combinations, the aggregate purchase price for financial reporting purposes was $546,000. EMPS issued 200,000 shares of common stock as consideration. The $2.73 per share estimated value of the common stock was determined based on the quoted market price of the EMPS common stock on May 27, 2004, adjusted for the effects of quantities traded, and price fluctuations between the acquisition date and the prices during July 2004, through which an active market in EMPS stock was established.

         The purchase price was allocated to the assets acquired and liabilities assumed on May 26, 2004, based on their estimated fair values. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed was recognized as goodwill. EMPS is in the process of determining valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement. Had the purchase occurred on March 31, 2004, the excess of the purchase price over the fair value would have resulted in goodwill of $491,000. Allocation of the purchase price as if it had occurred on March 31, 2004, and allocation of the purchase price on May 26, 2004 to the assets acquired and the liabilities assumed on May 26, 2004 was as follows (in thousands):

                                                      Pro Forma
                                                     March 31, 2004     May 26, 2004
---------------------------------------------------------------------------------------
Assets Acquired

Current assets                                         $        528       $        573
Receivables from related parties                                 80                 97
Property and equipment                                          184                214
Goodwill                                                        491                655
---------------------------------------------------------------------------------------
Total Assets Acquired                                         1,283              1,539
---------------------------------------------------------------------------------------
Liabilities Assumed
                                                                702                761
Deferred revenue                                                 35                232
---------------------------------------------------------------------------------------
Total Liabilities Assumed                                       737                993
---------------------------------------------------------------------------------------
Net Assets Acquired                                    $        546       $        546
=======================================================================================

B To record the consideration issued in the acquisition of Kazmorgeophysica, CJSC and the equity method investment EMPS recorded for the issuance. In accordance with APB 18, The Equity Method of Accounting for Investments in Common Stock, the difference between the cost of the investment and the amount of underlying equity in net assets of Kazmorgeophysica was accounted for as if Kazmorgeophysica were a consolidated subsidiary, and therefore EMPS recognized equity method goodwill of $2,653,802. The allocation of the purchase price to equity method goodwill is subject to refinement as EMPS is in the process of determining valuations of certain intangible assets of Kazmorgeophysica.

C To record 50% of the net income of Kazmorgeophysica CJSC for the respective period.

                           HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                            5 Triad Center, Suite 750
                          Salt Lake City, UT 84180-1128
                              Phone: (801) 532-2200
                               Fax: (801) 532-7944
                                 www.hbmcpas.com




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Members of
TatArka LLP:


We have audited the balance sheets of TatArka LLP as of December 31, 2003 and 2002, and the related statements of operations and changes in members' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of TatArka LLP as of December 31, 2003 and 2002, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
February 27, 2004

TATARKA LLP
BALANCE SHEETS

                                                             Tenge (Thousands)
                                         -----------------------------------------------------   U.S. Dollars (Thousands)
                                                                      December 31,              ----------------------------
                                            March 31,      -----------------------------------   March 31,     December 31,
                                               2004              2003              2002             2004           2003
----------------------------------------------------------------------------------------------  ----------------------------
                                           (Unaudited)                                             (Unaudited - Note 2)
ASSETS
Current Assets
Cash                                        KZT     3,219     KZT    73,512     KZT       310      $      23      $     510
Trade accounts receivable                          30,688            61,536            88,763            221            427
Other receivables                                  30,437            28,652               126            219            199
Other receivables from related parties             11,086             8,370             7,174             80             58
Inventories                                         6,166             2,964             1,972             44             21
Prepaid expenses and other current assets           2,883             1,939               320             21             13
----------------------------------------------------------------------------------------------  ----------------------------
Total Current Assets                               84,479           176,973            98,665            608          1,228
----------------------------------------------------------------------------------------------  ----------------------------
Investment in 15% equity investee                       -             2,276             2,200              -             16
Property and equipment, net                        26,497            37,973             9,011            191            263
----------------------------------------------------------------------------------------------  ----------------------------
Total Assets                                KZT   110,976     KZT   217,222     KZT   109,876      $     799      $   1,507
==============================================================================================  ============================


LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable                            KZT    91,749     KZT   175,486     KZT   104,947      $     660      $   1,217
Accrued expenses                                    1,627             1,622                 -             12             11
Deferred revenue                                    4,803            11,818                 -             35             82
VAT payable, net                                    2,207             3,115                 -             16             22
Short term notes payable                              891                 -                 -              6              -
Accrued taxes                                       1,073             4,887               847              8             34
----------------------------------------------------------------------------------------------  ----------------------------
Total Current Liabilities                         102,350           196,928           105,794            737          1,366
----------------------------------------------------------------------------------------------  ----------------------------

Members' Equity
Members' capital                                    8,626            20,294             4,082             62            141
----------------------------------------------------------------------------------------------  ----------------------------
Total Members' Equity                               8,626            20,294             4,082             62            141
----------------------------------------------------------------------------------------------  ----------------------------
Total Liabilities and Members' Equity       KZT   110,976     KZT   217,222     KZT   109,876      $     799      $   1,507
==============================================================================================  ============================


                           The accompanying notes are an integral part of these financial statements.

                                                                9

TATARKA LLP
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' CAPITAL

                                                                             U.S. Dollars
                                                Tenge (Thousands)            (Thousands)
                                         -------------------------         --------------
For the years ended December 31,            2003         2002                  2003
------------------------------------------------------------------         --------------
                                                                        (Unaudited - Note 2)
Revenue                                KZT   760,697  KZT   232,251          $      5,275
--------------------------------------------------------------------       ---------------

Operating Expense
Cost of revenue                              614,439        177,912                 4,260
General and administrative                   117,292         46,972                   813
Depreciation                                   2,070            798                    14
+--------------------------------------------------------------------       ---------------
Total Operating Expense                      733,801        225,682                 5,087
--------------------------------------------------------------------       ---------------
Income from Operations                        26,896          6,569                   188
--------------------------------------------------------------------       ---------------

Other Expense
Exchange loss                                   (826)             -                    (6)
Other expense                                   (201)             -                    (1)
--------------------------------------------------------------------       ---------------
Total Other Expense                           (1,027)             -                    (7)
--------------------------------------------------------------------       ---------------
Net Income Before Income Tax                  25,869          6,569                   181
Provision for income tax                      (9,657)        (2,234)                  (67)
--------------------------------------------------------------------       ---------------
Net Income                             KZT    16,212  KZT     4,335          $        114
--------------------------------------------------------------------       ===============

Members' Capital - Beginning of period         4,082           (253)
--------------------------------------------------------------------
Member's Capital - End of period       KZT    20,294  KZT     4,082
====================================================================


       The accompanying notes are an integral part of these financial statements.

                                              10

TATARKA LLP
STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                                                   U.S. Dollars
                                                                Tenge (Thousands)                   (Thousands)
                                                 --------------------------------------------    ------------------
For the three months ended March 31,                     2004                   2003                   2004
---------------------------------------------------------------------------------------------    ------------------
                                                                                                     (Note 2)
Revenue                                                 KZT     4,546          KZT         -         $          33
---------------------------------------------------------------------------------------------    ------------------

Operating Expense
Cost of revenue                                                 3,691                 31,415                    27
General and administrative                                     12,802                  8,297                    92
Depreciation                                                    1,142                    981                     8
---------------------------------------------------------------------------------------------    ------------------
Total Operating Expense                                        17,635                 40,693                   127
---------------------------------------------------------------------------------------------    ------------------

Loss from Operations                                          (13,089)               (40,693)                  (94)
---------------------------------------------------------------------------------------------    ------------------

Other income (expense)                                          1,422                     22                    10
---------------------------------------------------------------------------------------------    ------------------
Net Loss Before Income Tax                                    (11,667)               (40,671)                  (84)
Provision for income tax                                            -                      -                     -
---------------------------------------------------------------------------------------------    ------------------
Net Loss                                                KZT   (11,667)         KZT   (40,671)        $         (84)
=============================================================================================    ==================


                   The accompanying notes are an integral part of these financial statements.

                                                       11

TATARKA LLP
STATEMENTS OF CASH FLOWS

                                                                                                             U.S. Dollars
                                                                            Tenge (Thousands)                 (Thousands)
                                                                 --------------------------------------   --------------------
For the years ended December 31,                                       2003                2002                  2003
-------------------------------------------------------------------------------------------------------   --------------------
                                                                                                          (Unaudited - Note 2)
Cash flows from operating activities
Net income                                                           KZT    16,212        KZT    4,335           $        114
Adjustments to reconcile net income to net cash
  from operating activities:
    Depreciation and amortization                                            2,070                 798                     14
    Changes in current assets and liabilities:
      Trade accounts receivable                                             27,697              59,338                    192
      Trade accounts receivable - related parties                             (470)                  -                     (3)
      Other receivables                                                    (28,526)               (126)                  (198)
      Other receivables - related parties                                   (1,197)             (7,174)                    (8)
      Inventories                                                             (992)             (1,955)                    (7)
      Prepaid expenses and other assets                                     (1,619)               (317)                   (11)
      Accounts payable                                                      70,540             (44,963)                   488
      Accrued expenses                                                       1,622                 697                     11
      Deferred revenue                                                      11,818                   -                     82
      VAT Payable                                                            3,115                   -                     22
      Accrued taxes                                                          4,040                   -                     28
-------------------------------------------------------------------------------------------------------   --------------------
Net cash provided by operating activities                                  104,310              10,633                    724
-------------------------------------------------------------------------------------------------------   --------------------

Cash flows from investing activities:
Increase in investment in equity method investee                               (76)             (2,200)                    (1)
Purchase of property and equipment                                         (31,032)             (8,384)                  (215)
-------------------------------------------------------------------------------------------------------   --------------------
Net cash used in investing activities                                      (31,108)            (10,584)                  (216)
-------------------------------------------------------------------------------------------------------   --------------------

Net change in cash                                                          73,202                  49                    508
Cash at beginning of period                                                    310                 261                      2
-------------------------------------------------------------------------------------------------------   --------------------
Cash at end of period                                                KZT    73,512        KZT      310           $        510
=======================================================================================================   ====================

Supplemental disclosure of cash flow information:
-------------------------------------------------------------------------------------------------------
Cash paid for income taxes                                           KZT     5,618        KZT    1,537
=======================================================================================================

                           The accompanying notes are an integral part of these financial statements.

                                                               12

TATARKA LLP
STATEMENTS OF CASH FLOWS
(UNAUDITED)
                                                                                                                   U.S. Dollars
                                                                                  Tenge (Thousands)                 (Thousands)
                                                                        -------------------------------------   -----------------
For the three months ended March 31,                                          2004                  2003                2004
-------------------------------------------------------------------------------------------------------------   -----------------
                                                                                                                       (Note 2)
Cash flows from operating activities
Net loss                                                               KZT    (11,667)        KZT    (40,671)   $          (84)
Adjustments to reconcile net loss to net cash from
  operating activities:
    Depreciation and amortization                                               1,142                    981                 8
    Changes in current assets and liabilities:
      Trade accounts receivable                                                30,378                 70,565               219
      Trade accounts receivable - related parties                                 470                      -                 3
      Other receivables                                                        (1,785)                   104               (13)
      Other receivables - related parties                                        (439)                 4,246                (3)
      Inventories                                                              (3,202)                (4,865)              (23)
      Prepaid expenses and other assets                                          (944)                   156                (7)
      VAT payable (recoverable), net                                             (908)                (2,796)               (7)
      Accounts payable                                                        (83,739)               (45,422)             (603)
      Accrued expenses                                                              4                 28,601                 -
      Deferred revenue                                                         (7,015)                     -               (50)
      Accrued taxes                                                            (3,813)                  (343)              (27)
-------------------------------------------------------------------------------------------------------------   -----------------
Net cash provided by (used in) operating activities                           (81,518)                10,556              (587)
-------------------------------------------------------------------------------------------------------------   -----------------

Cash flows from investing activities:
Cash received from a short term related party note receivable                     891                      -                 6
Purchase of property and equipment                                             10,496                      -                76
Disposal of property and equipment                                               (162)                     -                (1)
-------------------------------------------------------------------------------------------------------------   -----------------
Net cash provided by investing activities                                      11,225                      -                81
-------------------------------------------------------------------------------------------------------------   -----------------
                                                                                                                             -
Net change in cash                                                            (70,293)                10,556              (506)
Cash at beginning of period                                                    73,512                    310               529
-------------------------------------------------------------------------------------------------------------    ----------------
Cash at end of period                                                  KZT      3,219         KZT     10,866    $           23
=============================================================================================================   =================

Supplemental disclosure of cash flow information:
-------------------------------------------------------------------------------------------------------------
Cash paid for income taxes                                             KZT      3,813         KZT        343
=============================================================================================================
Supplemental disclosure of non cash investing
 and financing activities:
-------------------------------------------------------------------------------------------------------------
Note receivable from sale of shares in subsidiary                      KZT      2,276         KZT          -
=============================================================================================================


                           The accompanying notes are an integral part of these financial statements.

                                                               13

                                   TATARKA LLP
                          NOTES TO FINANCIAL STATEMENTS
                  MARCH 31, 2004 AND DECEMBER 31, 2003 AND 2002
             (Information pertaining to March 31, 2004 and the three
                     months ended March 31, 2004 and 2003 is
                 unaudited. Unless otherwise indicated, monetary
                               amounts are stated
                         in thousands of Kazakh Tenge.)


NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations -- TatArka LLP ("TatArka" or the "Company") was formed as a limited liability partnership under the laws of Kazakhstan on July 17, 2001. TatArka provides on-land seismic data acquisition services to oil and gas exploration companies operating in the Republic of Kazakhstan.

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories -- Inventories consists of materials, fuel and supplies to be used in providing services to customers, and are stated at the lower of cost or market, cost being determined by the first-in, first-out (FIFO) method.

Property and Equipment -- Property and equipment is recorded at cost. Expenditures for maintenance and repairs are expensed; expenditures for renewals and improvements are capitalized. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to operations.

Depreciation of property and equipment is calculated by using the straight-line method based on the following estimated useful lives:

                                                         Years
                 ----------------------------------------------
                 Seismic equipment                      7 - 10
                 Vehicles                               7 - 10
                 Office equipment and furniture         3 - 10
                 ----------------------------------------------

Depreciation expense was KZT 1,142, KZT 2,070, and KZT 798, for the three months ended March 31, 2004 and the years ended December 31, 2003, and 2002, respectively.

Revenue Recognition -- TatArka's services are generally sold based upon contracts with the customer that include fixed or determinable prices and that do not include right of return or other similar provisions or other significant post delivery obligations. Revenue is recognized when services are rendered and collectibility is reasonably assured. Certain revenues are recognized on a time and materials basis, or on a percentage of completion basis, depending on the contract, as services are provided. Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price contracts lasting longer that one year is recognized over the contract term based on the percentage of the cost of services provided during the period compared to the total estimated cost of services to be provided over the entire contract. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimated.

                                   TATARKA LLP
                          NOTES TO FINANCIAL STATEMENTS
                  MARCH 31, 2004 AND DECEMBER 31, 2003 AND 2002
             (Information pertaining to March 31, 2004 and the three
                     months ended March 31, 2004 and 2003 is
                 unaudited. Unless otherwise indicated, monetary
                               amounts are stated
                         in thousands of Kazakh Tenge.)

Income Taxes -- Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences in the balances of existing assets and liabilities on the Company's financial statements and their respective tax bases and attributable to operating loss carry forwards. Deferred taxes are computed at the enacted tax rates for the periods when such amounts are expected to be realized or settled. Because of differences which result in calculation of income under accounting principles generally accepted in the United States of America, and income calculated under Kazakh income tax regulations it is possible for operations to result in local taxable income while reflecting operating losses in the accompanying financial statements.

Interim Financial Statements -- The accompanying unaudited interim financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003, have been prepared by management of the Company without audit. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring entries, necessary for a fair presentation of financial results for the interim periods. The results of operations presented in the accompanying interim financial statements are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2004.

NOTE 2 - BASIS FOR TRANSLATING FINANCIAL STATEMENTS

The accompanying financial statements are prepared in accordance with accounting standards generally accepted in the United States of America. TatArka makes its principal investing and financing transactions and its operating expenses in Kazakh Tenge (KZT). Therefore, the financial statements are expressed in Kazakh Tenge, the functional currency. However, solely for the convenience of the reader, the financial statements as of and for the year ended December 31, 2003 and as of and for the three months ended March 31, 2004 have been translated into United States dollars at the rate of KZT144.22 = U.S.$1, and KZT 138.93 = U.S. $1, the approximate exchange rates prevailing on the Kazakhstan Stock Exchange on December 31, 2003 and March 31, 2004, respectively. This translation should not be construed as a representation that the amounts shown could be converted into U.S. dollars or that the U.S. dollar amounts presented solely for the convenience of the reader are presented with accounting principles generally accepted in the United States of America.

NOTE 3 - TRADE ACCOUNTS RECEIVABLE

The Company's trade accounts receivable arise principally from contracts to gather seismic data for future geophysical processing and analysis. The receivables are current, collectable in 45 days from date of invoice, and management believes them to be fully collectible. The related parties portion of trade receivables from are approximately KZT 4,148, KZT 39,008, and zero at March 31, 2004 and December 31, 2003, and 2002, respectively.

NOTE 4 - OTHER RECEIVABLES

Other Receivables - Other receivables consist of short-term unsecured interest-free advances to unrelated parties. During 2003 an advance of KZT 30,000 was provided to a third party in consideration of future participation in certain activities. The advance was to be repaid within one year. The Company received no collateral for the advance. The Company recognized a KZT 1,537

                                   TATARKA LLP
                          NOTES TO FINANCIAL STATEMENTS
                  MARCH 31, 2004 AND DECEMBER 31, 2003 AND 2002
             (Information pertaining to March 31, 2004 and the three
                     months ended March 31, 2004 and 2003 is
                 unaudited. Unless otherwise indicated, monetary
                               amounts are stated
                         in thousands of Kazakh Tenge.)

discount on the advance equal to the difference between the fair value and original advance using an estimated 18% annual interest rate, and will recognize interest income ratably over the estimated life of the note. The Company recognized a KZT 1,537 charge to operations during 2003 as a cost of revenue. The Company received KZT 30,000 repayment of that advance subsequent to March 31, 2004 (Unaudited).

Other Receivables from Related Parties - The Company has provided short-term unsecured interest-free advances to employees and to companies related to the TatArka by virtue of common management. Management believes the advances are fully collectible. The advances are due on demand and the Company received no collateral for the advances.

NOTE 5 -PROPERTY AND EQUIPMENT

The Company's property and equipment primarily includes technical equipment and heavy equipment used for collecting seismic data in remote potential oil and gas field locations. Property and equipment consisted of the following:

                                       March 31,          December 31,
                                     ------------- -----------------------------
                                         2004          2003           2002
--------------------------------------------------------------------------------
Seismic equipment                    KZT   7,682    KZT   7,682   KZT   6,653
Vehicles                                  16,779         27,275         1,425
Other equipment                            6,046          5,883         1,731
--------------------------------------------------------------------------------
                                          30,507         40,841         9,809
Accumulated depreciation                  (4,010)        (2,868)         (798)
--------------------------------------------------------------------------------
Net Property and Equipment           KZT  26,497    KZT  37,973   KZT   9,011
================================================================================

NOTE 6 - INVESTMENT IN EQUITY METHOD INVESTEE

TatArka owns a 15% of the voting common stock interest in Kazmorgeophysica CJSC, a Kazakh company that provides seismic data acquisition services to marine oil exploration companies operating in the Kazakhstan sector of the Caspian Sea and the adjacent transition zone. Kazmorgeophysica CJSC also provides seismic data interpretation services.

On March 5, 2004, TatArka sold its 15% interest in Kazmorgeophysica CJSC to a company controlled by the Company's CEO for a $15,000 note receivable. The note receivable is denominated in U.S. Dollars equivalent to the Company's original cash investments in Kazmorgeophysica.

NOTE 7 - ACCOUNTS PAYABLE

Trade accounts payable generally arise as a result of TatArka retaining companies to assist in providing field services in fulfillment of the Company's customer contracts, and may include the costs of personnel, equipment rental or supplies from third party vendors or from related parties. The Company's trade accounts payable consist of the following:

                                   TATARKA LLP
                          NOTES TO FINANCIAL STATEMENTS
                  MARCH 31, 2004 AND DECEMBER 31, 2003 AND 2002
             (Information pertaining to March 31, 2004 and the three
                     months ended March 31, 2004 and 2003 is
                 unaudited. Unless otherwise indicated, monetary
                               amounts are stated
                         in thousands of Kazakh Tenge.)


                                             March 31,        December 31,
                                          ------------ -------------------------
                                               2004         2003         2002
--------------------------------------------------------------------------------
Trade Accounts payable                     KZT 88,567   KZT 100,285  KZT 104,947
Trade Accounts payable to related parties                    75,202            -
--------------------------------------------------------------------------------
Total Accounts Payble                      KZT 88,567   KZT 175,487  KZT 104,947
================================================================================


NOTE 8 - INCOME TAXES

Kazakh tax legislation and practice is in a state of continuous development and therefore is subject to varying interpretations and frequent changes, which may be retroactive. Further, the interpretation of tax legislation by tax authorities as applied to the transactions and activities of the Company may not coincide with that of management. As a result, tax authorities may challenge transactions and the Company may be assessed additional taxes, penalties and interest. Tax periods remain open to review by the tax authorities for five years.

Management believes it has paid or accrued for all taxes that are applicable. Where practice concerning the provision of taxes is unclear, management has accrued tax liabilities based on its best estimate.

Deferred tax assets and liabilities are as follows at December 31:

December 31,                             2003                      2002
------------------------------------------------------------------------------
Property and equipment             KZT        410           KZT          57
Valuation allowance                          (410)                      (57)
------------------------------------------------------------------------------
Net deferred tax asset             KZT          -           KZT           -
==============================================================================


The following is a reconciliation of the amount of tax that would result from applying the Kazakh rate to pretax income with the provision for income taxes:


For the Year Ended December 31,                      2003               2002
--------------------------------------------------------------------------------
Tax at stautory rate (30%)                    KZT       7,761   KZT       1,971
Non-deductible expenses                                 1,544               705
Deferred tax asset valuation change                       352              (352)
--------------------------------------------------------------------------------
Income tax provision                          KZT       9,657   KZT       2,324
================================================================================

                                   TATARKA LLP
                          NOTES TO FINANCIAL STATEMENTS
                  MARCH 31, 2004 AND DECEMBER 31, 2003 AND 2002
             (Information pertaining to March 31, 2004 and the three
                     months ended March 31, 2004 and 2003 is
                 unaudited. Unless otherwise indicated, monetary
                               amounts are stated
                         in thousands of Kazakh Tenge.)


NOTE 9 - SUBSEQUENT EVENT

On May 26, 2004 the TatArka members closed an agreement with EMPS Corporation, a U.S. corporation domiciled in Nevada, whereby TatArka members sold 100% of their membership interests to EMPS Corporation in exchange for 200,000 shares of EMPS common stock; thereby TatArka became a wholly owned subsidiary of EMPS Corporation. (Unaudited)

                           HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                            5 Triad Center, Suite 750
                          Salt Lake City, UT 84180-1128
                              Phone: (801) 532-2200
                               Fax: (801) 532-7944
                                 www.hbmcpas.com




              REPORT OF REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM




To the Board of Directors and the Stockholders
Kazmorgeophysica CJSC


We have audited the balance sheets of Kazmorgeophysica CJSC as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Kazmorgeophysica CJSC as of December 31, 2003 and 2002, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
February 27, 2004

KAZMORGEOPHYSICA CJSC
BALANCE SHEETS

                                                                Tenge (Thousands)                          U.S. Dollars (Thousands)
                                                 ----------------------------------------------------   ---------------------------
                                                   March 31,           December 31,                       March 31,     December 31,
                                                                    ---------------------------------
                                                     2004                 2003            2002            2004              2003
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (Unaudited)                                              (Unaudited - Note 2)
ASSETS
Current Assets
Cash                                                KZT    3,954     KZT   15,877    KZT    3,376     $      28         $     110
Trade accounts receivable                                 23,492                -               -           169                 -
Trade accounts receivable from related parties            28,450           13,954               -           205                97
Other short term receivables from related parties          8,209            3,918              19            59                27
VAT recoverable                                              368                -               -             3                 -
Inventory                                                  1,063              566           3,764             8                 4
Prepaid expenses and other current assets                  1,556            3,704              26            11                26
--------------------------------------------------------------------------------------------------   -----------------------------
Total Current Assets                                      67,092           38,019           7,185           483               264
Property and equipment, net                                  413              182               -             3                 1
Long term note receivable from employee                    5,395            5,229               -            39                36
--------------------------------------------------------------------------------------------------   -----------------------------
Total Assets                                        KZT   72,900     KZT   43,430    KZT    7,185     $     525         $     301
==================================================================================================   =============================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable                                    KZT   36,054     KZT   14,610    KZT        -     $     259         $     102
Accrued expenses                                             107            2,476               -             1                17
Short term notes payable to related parties                6,750            6,654               -            49                46
Deferred revenue                                           9,821            9,821           3,894            71                68
--------------------------------------------------------------------------------------------------   -----------------------------
Total Current Liabilities                                 52,732           33,561           3,894           380               233
--------------------------------------------------------------------------------------------------   -----------------------------

Stockholders' Equity
Capital Stock - par value of US $100 per share,
1,000 shares authorized and outstanding                   15,175           15,175          15,175           109               105
Receivable from shareholder                                    -                -          (4,388)            -                 -
Accumulated (deficit) earnings                             4,993           (5,306)         (7,496)           36               (37)
--------------------------------------------------------------------------------------------------   -----------------------------
Total Stockholders' Equity                                20,168            9,869           3,291           145                68
--------------------------------------------------------------------------------------------------   -----------------------------
Total Liabilities and Stockholders' Equity          KZT   72,900     KZT   43,430    KZT    7,185     $     525         $     301
==================================================================================================   =============================

                           The accompanying notes are an integral part of these financial statements.

                                                               20

KAZMORGEOPHYSICA CJSC
STATEMENTS OF OPERATIONS

                                                                                     U.S. Dollars
                                                                                  (Thousands, except
                                                     Tenge (Thousands)             per share amounts)
                                          --------------------------------------   ------------------
For the years ended December 31,                  2003               2002                 2003
--------------------------------------------------------------------------------   ------------------
                                                                                  (Unaudited - Note 2)
Revenue                                    KZT   160,656       KZT        404          $    1,114
--------------------------------------------------------------------------------   ------------------

Operating Expenses
Cost of revenues                                 133,755                    -                 927
General and administrative                        22,726                7,947                 158
--------------------------------------------------------------------------------   ------------------
Total Operating Expenses                         156,481                7,947               1,085
--------------------------------------------------------------------------------   ------------------
Income (Loss) from Operations                      4,175               (7,543)                 29
--------------------------------------------------------------------------------   ------------------

Exchange gain (loss)                                 (92)                  47                  (1)
--------------------------------------------------------------------------------   ------------------
Net Income (Loss) Before Income Tax                4,083               (7,496)                 28
Provision for income tax                          (1,893)                   -                 (13)
--------------------------------------------------------------------------------   ------------------

Net Income (Loss)                          KZT     2,190       KZT     (7,496)         $       15
================================================================================   ==================

Net Income (Loss) Per Common Share
(Thousands of Tenge)                       KZT         2       KZT         (7)         $    15.00
================================================================================   ==================

Weighted Average Common Shares Outstanding         1,000                1,000               1,000
================================================================================   ==================


           The accompanying notes are an integral part of these financial statements.

                                               21

KAZMORGEOPHYSICA CJSC
STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                                               U.S. Dollars
                                                                                                            (Thousands, except
                                                                     Tenge (Thousands)                      per share amounts)
                                                    --------------------------------------------------    ----------------------
For the three months ended March 31,                         2004                      2003                        2004
------------------------------------------------------------------------------------------------------    ----------------------
                                                                                                                 (Note 2)
Revenues                                                     KZT     23,891            KZT      7,770           $         172
------------------------------------------------------------------------------------------------------    ----------------------

Operating Expenses
Cost of revenues                                                      4,283                     7,326                      31
General and administrative                                            9,469                     2,910                      68
------------------------------------------------------------------------------------------------------    ----------------------
Total Operating Expenses                                             13,752                    10,236                      99
------------------------------------------------------------------------------------------------------    ----------------------
Income (Loss) from Operations                                        10,139                    (2,466)                     73

Exchange gain (loss)                                                    160                       (73)                      1
------------------------------------------------------------------------------------------------------    ----------------------

Net Income (Loss) Before Income Tax                                  10,299                    (2,539)                     74
Provision for income tax                                                  -                         -                       -
------------------------------------------------------------------------------------------------------    ----------------------

Net Income (Loss)                                            KZT     10,299            KZT     (2,539)          $          74
======================================================================================================    ======================

Net Income Per Common Share
(Thousands of Tenge)                                         KZT         10            KZT         (3)          $       74.00
======================================================================================================    ======================

Weighted Average Common Shares Outstanding                            1,000                     1,000                   1,000
======================================================================================================    ======================


                           The accompanying notes are an integral part of these financial statements.

                                                               22

KAZMORGEOPHYSICA CJSC
STATEMENTS OF STOCKHOLDERS' EQUITY
(Tenge in Thousands, except share amounts)

                                                             Capital Stock                            Accumulated
                                                    ------------------------------ Receivable from     (Deficit)        Total
                                                       Shares          Amount         Stockholder       Earnings        Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, February 12, 2002
 (Date of Inception)                                      -        KZT        -      KZT        -     KZT        -  KZT        -
Net loss for the period                                                                                                        -
 ended December 31, 2002                                  -                   -                 -           (7,496)       (7,496)
Stock issued for receivable from
 stockholder February 12, 2002                        1,000              15,175           (15,175)               -             -
Payments on stockholder receivable                        -                   -            10,787                -        10,787
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                            1,000              15,175            (4,388)          (7,496)        3,291
Net income for the year
 ended December 31, 2003                                  -                   -                 -            2,190         2,190
Payments on stockholder receivable                        -                   -             4,388                -         4,388
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                            1,000              15,175                 -           (5,306)        9,869
Net income for the period ended
 March 31, 2004 (Unaudited)                                                                                 10,299        10,299
---------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2004 (Unaudited)                   1,000        KZT   15,175      KZT        -     KZT    4,993  KZT   20,168
=================================================================================================================================

Balance, December 31, 2003 in
 thousands of U.S. Dollars except
 share amounts (Unaudited - Note 2)                  1,000        $        105      $          -     $        (37) $         68
=================================================================================================================================

                           The accompanying notes are an integral part of these financial statements.

                                                               23

KAZMORGEOPHYSICA CJSC
STATEMENTS OF CASH FLOWS

                                                                                                               U.S. Dollars
                                                                            Tenge (Thousands)                  (Thousands)
                                                                   -------------------------------------  ---------------------
For the years ended December 31,                                          2003               2002                  2003
--------------------------------------------------------------------------------------------------------  ---------------------
                                                                                                           (Unaudited - Note 2)
Cash flows from operating activities
Net income (loss)                                                    KZT     2,190       KZT    (7,496)         $          15
Adjustments to reconcile net income (loss) to net cash
  from operating activities:
    Depreciation and amortization                                               17                   -                      -
    Discount on employee note receivable                                     1,985                   -                     14
    Changes in current assets and liabilities:
      Trade accounts receivable from related parties                       (13,954)                  -                    (97)
      Other short term receivables from related parties                     (3,899)                (19)                   (27)
      Inventory                                                              3,198              (3,764)                    22
      Prepaid expenses and other current assets                             (3,678)                (26)                   (26)
      Accounts payable                                                      14,610                   -                    102
      Accrued expenses                                                       2,476                   -                     18
      Deferred revenue                                                       5,928               3,894                     41
-------------------------------------------------------------------------------------------------------    -------------------
Net cash provided by (used in) operating activities                          8,873              (7,411)                    62
-------------------------------------------------------------------------------------------------------    -------------------

Cash flows from investing activities:
Purchase of property and equipment                                            (198)                  -                     (1)
Issuance of long-term receivable to employee                                (7,215)                  -                    (50)
Short term loan from related party                                           6,654                   -                     46
-------------------------------------------------------------------------------------------------------    -------------------
Net cash used in investing activities                                         (759)                  -                     (5)
-------------------------------------------------------------------------------------------------------    -------------------

Cash flows from financing activities:
Proceeds from receivable from stockholder                                    4,387              10,787                     30
-------------------------------------------------------------------------------------------------------    -------------------
Net cash provided by financing activities                                    4,387              10,787                     30
-------------------------------------------------------------------------------------------------------    -------------------
Net change in cash                                                          12,501               3,376                     87
Cash at beginning of period                                                  3,376                   -                     23
-------------------------------------------------------------------------------------------------------    -------------------
Cash at end of period                                                KZT    15,877       KZT     3,376          $         110
=======================================================================================================    ===================

Supplemental disclosure of cash flow information:
Cash paid for income taxes                                                       -                   -
=======================================================================================================

Non Cash Investing and Financing Activities:
Capital stock issued for receivable from stockholder                 KZT         -       KZT    15,175
=======================================================================================================


                           The accompanying notes are an integral part of these financial statements.

                                                               24

KAZMORGEOPHYSICA CJSC
STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                              U.S. Dollars
                                                                         Tenge (Thousands)                    (Thousands)
                                                          -------------------------------------------     -------------------
For the three months ended March 31,                                 2004                  2003                  2004
-----------------------------------------------------------------------------------------------------     -------------------
                                                                                                                (Note 2)
Cash flows from operating activities
Net income (loss)                                               KZT     10,299        KZT     (2,539)         $           74
Adjustments to reconcile net income (loss) to net cash
  from operating activities:
    Depreciation and amortization                                           28                     -                       -
    Discount on employee note receivable                                  (165)                    -                      (1)
    Changes in current assets and liabilities:
      Trade accounts receivable                                        (23,492)                    -                    (169)
      Trade accounts receivable from related parties                   (14,496)                    -                    (104)
      Other short term receivables from related parties                 (4,291)                 (964)                    (31)
      VAT recoverable                                                     (368)                    -                      (3)
      Inventory                                                           (497)                3,764                      (4)
      Prepaid expenses and other current assets                          2,148                    26                      15
      Accounts payable                                                  21,444                 1,478                     154
      Accrued expenses                                                  (2,369)                  161                     (17)
      Deferred revenue                                                       -                (3,894)                      -
-----------------------------------------------------------------------------------------------------     -------------------
Net cash used in operating activities                                  (11,759)               (1,968)                    (86)
-----------------------------------------------------------------------------------------------------     -------------------

Cash flows from investing activities:
Purchase of property and equipment                                        (260)                    -                      (2)
Short term loan from related party                                          96                     -                       1
-----------------------------------------------------------------------------------------------------     -------------------
Net cash used in investing activities                                     (164)                    -                      (1)
-----------------------------------------------------------------------------------------------------     -------------------

Net change in cash                                                     (11,923)               (1,968)                    (86)
Cash at beginning of period                                             15,877                 3,376                     114
-----------------------------------------------------------------------------------------------------     -------------------

Cash at end of period                                           KZT      3,954        KZT      1,408          $           28
=====================================================================================================     ===================


Supplemental disclosure of cash flow information:
Cash paid for income taxes                                      KZT      2,672        KZT          -
=====================================================================================================

                           The accompanying notes are an integral part of these financial statements.

                                                               25

                              KAZMORGEOPHYSICA CJSC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
             (Information with respect to March 31, 2004 and for the
                  three months ended March 31, 2004 and 2003 is
                     unaudited. Unless otherwise indicated,
                                monetary amounts
                    are stated in thousands of Kazakh Tenge.)


NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations -- Kazmorgeophysica CJSC (the "Company") was organized under the laws of Kazakhstan on February 12, 2002 to provide seismic data acquisition services to marine oil exploration companies operating in the Kazakhstan sector of the Caspian Sea and the adjacent transition zone. The Company also provides seismic data interpretation through its joint venture data processing center with PGS Onshore, Inc. (Texas) and Help, LLP (Kazakhstan). On May 26, 2004 EMPS Corporation (Nevada) acquired a 50% stock interest in the Company (Unaudited).

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory -- Inventory consists of supplies held or staged in various locations in Kazakhstan for use in seismic data acquisition services. Inventory is carried on the accompanying financial statements at the lower of cost or market and is accounted for on the first-in first-out (FIFO) method.

Property and Equipment -- Property and equipment is recorded at cost. Expenditures for maintenance and repairs are charged to operations; expenditures for renewals and improvements are capitalized. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to operations.

Depreciation of property and equipment is calculated by using the straight-line method based on the following estimated useful lives:

                                                                   Years
             -------------------------------------------------------------
               Machinery and equipment                             7 - 10
               Office equipment and furniture                       3 - 6
             =============================================================

Depreciation expense was KZT 29 and KZT 16 for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively.

The carrying values of the Company's long-lived assets are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that they may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, it is reduced by the estimated excess of the carrying value over the projected discounted net future cash flows of the reporting unit using the asset.

Revenue Recognition -- The Company's services are generally sold based upon contracts with customers that include fixed or determinable prices and that do not include right of return or other similar provisions or other significant post delivery obligations. Revenue is recognized when services are rendered and collectibility is reasonably assured. Certain revenues are recognized on a time and materials basis as services are provided, or on a percentage of completion basis, depending on the contract. Revenue from fixed price contracts lasting longer that one year is recognized over the contract term based on the percentage of the cost of services provided during the period compared to the

                              KAZMORGEOPHYSICA CJSC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
             (Information with respect to March 31, 2004 and for the
                  three months ended March 31, 2004 and 2003 is
                     unaudited. Unless otherwise indicated,
                                monetary amounts
                    are stated in thousands of Kazakh Tenge.)


total estimated cost of services to be provided over the entire contract. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimated.

Income Taxes -- Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences in the balances of existing assets and liabilities on the Company's financial statements and their respective tax bases and attributable to operating loss carry forwards. Deferred taxes are computed at the enacted tax rates for the periods when such amounts are expected to be realized or settled. Because of differences which result in calculation of income under accounting principles generally accepted in the United States of America, and income calculated under Kazakh income tax regulations it is possible for operations to result in local taxable income while reflecting operating losses in the accompanying financial statements.

Earnings Per Share -- Income per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Earnings per share amounts are presented in thousands of Tenge on the financial statements.

Interim Financial Statements -- The accompanying unaudited interim financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003, have been prepared by management of the Company without audit. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring entries, necessary for a fair presentation of financial results for the interim periods. The results of operations presented in the accompanying interim financial statements are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2004.

NOTE 2 - BASIS FOR TRANSLATING FINANCIAL STATEMENTS

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Kazmorgeophysica CJSC makes its principal investing and financing transactions and its operating expenses in Kazakh Tenge (KZT). Therefore, the financial statements are expressed in Kazakh Tenge, the functional currency. However, solely for the convenience of the reader, the accompanying financial statements as of and for the year ended December 31, 2003 and as of and for the three months ended March 31, 2004 have been translated into United States dollars at the rate of KZT
144.22 = U.S.$1, and KZT 138.93 = U.S.$1, the approximate exchange rates prevailing on the Kazakhstan Stock Exchange on December 31, 2003 and March 31, 2004, respectively. This translation should not be construed as a representation that amounts shown could be converted into U.S. dollars.

                              KAZMORGEOPHYSICA CJSC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
             (Information with respect to March 31, 2004 and for the
                  three months ended March 31, 2004 and 2003 is
                     unaudited. Unless otherwise indicated,
                                monetary amounts
                    are stated in thousands of Kazakh Tenge.)


NOTE 3 - JOINT DATA PROCESSING AGREEMENT

During March 2003, the Company entered into a Joint Activity Agreement Regarding a Geophysical Data Processing Center, as amended, (the "Agreement") with PGS Onshore, Inc. ("PGS"), a Texas corporation, and Help LLP, a Kazakh company. The Agreement provides that the PGS and the Company combine efforts in their joint data processing center to provide geophysical data interpretation and processing services to customers of both PGS and the Company. Under the Agreement the participants are entitled to their share of revenues (adjusted for certain costs) generated by the joint processing center, 10% to the Company, 15% to Help, and 75% to PGS. The agreement automatically renews for indefinite two year intervals, unless 6 months notice is received by either party. Each member of the joint processing center is required to generally bear its own costs, except for certain supplies that are reimbursable from gross processing revenues earned. During January 2004 the Agreement was further amended for the Company to assume Help LLP's interests after which it receives 25% of joint processing revenues. The Company's net share of processing revenues are included in revenue in the accompanying financial statements. Total processing center revenue was KZT 65,550 and KZT 51,943 for the year ended December 31, 2003 and March 31, 2004, respectively, which the Company recognized revenue of KZT 6,555 and KZT 25,452.

NOTE 4 -PROPERTY AND EQUIPMENT

The Company's equipment primarily includes technical equipment and heavy equipment used for collecting seismic date in remote potential marine oil and gas field locations. Property and equipment consists of the following:


NOTE 5 - RELATED PARTY RECEIVABLES

Trade Accounts Receivables from Related Parties - The Company had trade accounts receivable from related parties of KZT 28,450 and KZT 13,954 at March 31, 2004 and December 31, 2003, respectively, and no trade accounts receivable from related parties at December 31, 2002. Trade accounts receivable from related parties arise from subcontracting to related companies for seismic data gathering on behalf of third parties. Management maintains the receivables are fully collectable and has not provided an allowance for the receivables for any period.

Other Short-Term Receivables from Related Parties - The Company has made short-term loans to employees and to companies related by common management that are expected to be received currently. The receivables carry no specific repayment terms or interest provisions.

Long-term Note Receivable from Employee - During December 2003 the Company provided a loan to an employee in the amount of KZT 7,215 for personal housing. The note is to be repaid to the Company in three equal yearly installments with no interest. The Company received no collateral for the loan. The Company recognized a KZT 1,986 discount on the note receivable equal to the difference between the fair value and the face value of the note using an estimated 18% annual interest rate, and will recognize interest income ratably over the 3-year life of the note. The Company recognized a KZT 166 charge to operations during the three months ended March 31, 2004 as compensation to the employee.

NOTE 6 - INCOME TAXES

Kazakh tax legislation and practice is in a state of continuous development and therefore is subject to varying interpretations and frequent changes, which may be retroactive. Further, the interpretation of tax legislation by tax authorities as applied to the transactions and activities of the Company may not coincide with that of management. As a result, tax authorities may challenge transactions and the Company may be assessed additional taxes, penalties and interest. Tax periods remain open to review by the tax authorities for five years.

                              KAZMORGEOPHYSICA CJSC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
             (Information with respect to March 31, 2004 and for the
                  three months ended March 31, 2004 and 2003 is
                     unaudited. Unless otherwise indicated,
                                monetary amounts
                    are stated in thousands of Kazakh Tenge.)


Management believes it has paid or accrued for all taxes that are applicable. Where practice concerning the provision of taxes is unclear, management has accrued tax liabilities based on its best estimate.

Deferred tax assets and liabilities are as follows at December 31:


December 31,                             2003                      2002
------------------------------------------------------------------------------

Tax loss carry forwards            KZT          -           KZT   3,393,741
Property and equipment                        167                         -
Valuation allowance                          (167)               (3,393,741)
------------------------------------------------------------------------------
Net deferred tax asset             KZT          -           KZT           -
==============================================================================


The following is a reconciliation of the amount of tax that would result from applying the Kazakh rate to pretax income with the provision for income taxes:


For the Year Ended December 31,                      2003               2002
--------------------------------------------------------------------------------
Tax at stautory rate (30%)                    KZT   1,224,830   KZT  (2,248,800)
Non-deductible expenses                             2,686,093         2,959,448
Deferred tax asset valuation changes                  710,648          (710,648)
Benefit of operating loss carryforward used        (2,728,574)                -
--------------------------------------------------------------------------------
Income tax provision                          KZT   1,892,997   KZT           -
================================================================================